UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report of Form 8-K of Chanticleer Holdings, Inc., a Delaware corporation, dated May 18, 2017 (the “Original Form 8-K”). This Form 8-K/A is being filed to report that the reverse stock split is being effected on the Company’s publicly traded warrants trading on the NASDAQ Capital Market under the symbol “HOTRW” and provide new CUSIP numbers. No other changes were made to the Original Form 8-K.

Item 8.01 Other Events

The Company’s previously announced reverse split is also being effected on the Company’s publicly traded warrants trading on the NASDAQ Capital Market under the symbol “HOTRW” (the “public warrants”). As a result, the number of public warrants outstanding will be reduced from 2,444,450 to 244,445. Each public warrant will be exercisable for one share of common stock at the exercise price of $50.00. This is effective for trading purposes on Friday, March 19, 2017.

The Company’s post-reverse split common stock have a new CUSIP number of 15930P800 and the public warrants have a new CUSIP number of 15930P164.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: May 19, 2017	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer